                                                                        Exhibit 10.82

Promissory Note
$59,423,706.00
December 1, 2005

FOR VALUE RECEIVED, Private Mini Storage Realty, L.P., a Texas limited partnership ("Borrower"), hereby promises to pay to the order of AMERCO, a Nevada corporation (together with any and all of its successors and assigns and/or any other holder of this Note, "Lender"), without offset, in immediately available funds in lawful money of the United States of America, at 2727 North Central Avenue, Phoenix, Arizona 85004, the principal sum of Fifty-Nine Million, Four Hundred and Twenty-Three Thousand, Seven Hundred and Six and no/100ths Dollars ($59,423,706.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

Section 1   Payment Schedule and Maturity Date.

This Promissory Note shall mature on December 1, 2017 (the "Maturity Date"). From the date hereof through July 31, 2010, Borrower shall make monthly payments to Lender of principal and interest hereunder. Interest shall accrue hereunder at the Stated Rate (as hereinafter defined). The principal hereunder, together with any Deferred Interest (as hereinafter defined) shall be amortized on the basis of a thirty-year amortization schedule.

From August 1, 2010 through July 31, 2015, Borrower shall make monthly payments to Lender of interest only, at the Stated Rate. There shall be no amortization payments due and payable from August 1, 2010 through July 31, 2015.

From August 1, 2015 through the Maturity Date, amortization payments shall resume, and Borrower shall make monthly payments to Lender of principal and interest hereunder. Such principal payments shall again be amortized on the basis of a thirty-year amortization schedule.

All payments hereunder of principal and interest shall be in arrears and shall be made on the first day or each month, commencing on January 1, 2006 and continuing on the 1st day of each succeeding month through and including the Maturity Date. The entire principal balance of this Note then unpaid, together with all accrued and unpaid interest and Deferred Interest, if any, and all other amounts payable hereunder, shall be due and payable in full on the Maturity Date.

At Borrower's request and the approval by Lender in Lender's sole discretion, the Maturity Date may be extended to December 1, 2020.

Section 2 Interest Rate: Deferral of Portion of Interest.

    (a) The unpaid principal balance of this Note from day to day outstanding, which is not past due, shall bear interest at a fixed rate of 7% per annum from December 1, 2005 through November 30, 2007, 7.5% per annum from December 1, 2007 through November 30, 2009; 8% per annum from December 1, 2009 through the Maturity Date (as may be extended as provided herein) (collectively, as applicable, the "Stated Rate"). Interest shall be computed for the actual number of days which have elapsed, on the basis of a 365-day year.

(b) If any amount payable by Borrower hereunder is not paid when due (without regard to any applicable grace periods), such amount shall thereafter bear interest at a fixed rate of the then-applicable Stated Rate plus two percent (the "Past Due Rate") per annum, to the fullest extent permitted by applicable law.

(c) Notwithstanding the foregoing or any other provision in this instrument to the contrary, Borrower shall have the right to make a minimum payment of interest hereunder for such month at a pay rate equal to two percent (2%) per annum of the outstanding principal hereunder. In such event, the deferred amount (meaning the amount otherwise due pursuant to Section I above, less the amount actually paid pursuant to this Section 2( c)) shall be deferred, added to the principal balance hereunder, and shall accrue interest at the Stated Rate.

Section 3 Prepayment. Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time, without fee, premium or penalty of any nature or kind whatsoever.

Section 4 Certain Provisions Regarding Payments. All payments made under this Note shall be applied, to the extent thereof to accrued but unpaid interest, to unpaid principal, and to any other sums due and unpaid to Lender under this Note in such manner and order as Lender may elect. Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default, (b) waive, impair or extinguish any right or remedy available to Lender hereunder, or (c) waive the requirement of punctual payment and performance or constitute a novation in any respect. Whenever any payment under this Note falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

Section 5 Representations and Warranties. As of the date hereof, Borrower hereby represents and warrants to Lender as follows:

(a) The Borrower is a Texas limited partnership, duly organized and qualified to do business under the laws of the State of Texas with the power and authority to enter into this Note and to conduct its business as currently conducted and to own its assets;

(b) The execution and delivery of and performance by the Borrower of its obligations under this Agreement are within the power and authority of the Borrower, and have been duly authorized by all necessary partnership action of the Borrower; and

(c) This Note is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by the Borrower's bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally and except indemnifications to the extent unenforceable as a matter of public policy, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

Section 6 Events of Default. The occurrence of anyone or more of the following shall constitute an "Event of Default" under this Note:

(a) Borrower fails to pay when and as due and payable any amounts payable by Borrower to Lender under the terms of this Note and such failure continues for one-hundred and eighty (180) calendar days after Borrower's receipt of written notice from Lender of its failure to pay such amounts and Lender determines in its sole discretion that there is no reasonable likelihood that Borrower will cure such failure within a reasonable period of time thereafter.

(b) Any other covenant, agreement or condition in this Note is not fully and timely performed, observed or kept, and such failure to perform, observe or keep continues for thirty (30) days after Borrower's receipt of written notice from Lender of its failure to so perform.

(c) The Borrower files a bankruptcy petition, a bankruptcy petition is filed against any of the foregoing parties, or the Borrower makes a general assignment for the benefit of creditors.
(d) A receiver or similar official is appointed for a substantial portion of the Borrower's business, or the business is terminated, or, the Borrower is liquidated or dissolved.

Section 7 Remedies. Upon the occurrence of an Event of Default, Lender may at any time thereafter exercise anyone or more of the following rights, powers and remedies:

(a) Lender may accelerate the maturity date and declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder, at once due and payable, and upon such declaration the same shall at once be due and payable.

(b) Lender may set off the amount due against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.

    (c) Lender may exercise any of its other rights, powers and remedies at law or in equity.

Section 8 Remedies Cumulative. All of the rights and remedies of Lender under this Note are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of anyone or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.

Section 9 Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note, including court costs and reasonable out-of-pocket attorneys' fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency or appeal.

Section 10 Heirs. Successors and Assigns. The terms of this Note shall bind and inure to the benefit of the representatives. successors and assigns of the parties.

Section 11 General Provisions. Time is of the essence with respect to Borrower's obligations under this Note. Borrower hereby (a) waives demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note) or filing of suit and diligence in collecting this Note, consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; (b) submits (and waives all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the state and county in which payment of this Note is to be made for the enforcement of any and all obligations under this Note; and ( c) waive the benefit of all homestead and similar exemptions as to this Note. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. This Note and its validity, enforcement and interpretation shall be governed by the laws of the state in which payment of this Note is to be made (without regard to any principles of conflicts of laws) and applicable United States federal law. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Note is to be made. The term "Business Day" shall mean a day on which U.S. banks are open for the conduct of substantially all of their banking business in the city in which this Note is payable (excluding Saturdays and Sundays). The words "include" and "including" shall be interpreted as if followed by the words "without limitation."

Section 12 Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in writing to the intended recipient at the address specified below or, as to any party hereto, at such other address as shall be designated by such party in a notice to each other party hereto. Except as otherwise provided in this Notice, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt. Notice addresses for Lender and Borrower are as follows:

If to Lender:

U-Haul International, Inc.
 2727 N. Central Avenue Phoenix, AZ 85004
Attn: Jason Berg

If to Borrower:

Private Mini Storage Realty, L.P.
c/o Five SAC Self-Storage Corporation
715 South Country Club Drive
Mesa, AZ 85210
Attn: Bruce Brockhagen

Section 13 No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender's exercise of the option to accelerate the maturity date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender's express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and the provisions of this Note shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.

Section 14 Security. To secure Borrower's obligations under this Note, Borrower hereby grants, pledges, hypothecates, transfers and assigns to Lender a first priority and continuing lien on and first priority security interest in all of Borrower's right, title, ownership, and equity interests in PM Preferred Jr. Mezz, LLC and PM Partners Jr. Mezz, LLC ("Pledged Collateral"). On or before the date hereof, Borrower will execute and deliver to Lender for filing one or more financing statements in connection with the Pledged Collateral in the form required to properly perfect Lender's security interest in the Pledged Collateral in all jurisdictions deemed appropriate by Lender. Borrower shall also execute such security agreements as are required in connection with the foregoing pledge.

Section 15. Renewal and Extensions; Termination of Agreements. This Note is executed in renewal, extension and consolidation of certain indebtedness created and evidenced by that certain (i) letter agreement dated as of February 28, 2003 from AMERCO and U-Haul International, Inc. addressed to Private Mini Storage Realty, L.P. and agreed and accepted by Private Mini Storage Realty, L.P., GJR Master limited Partnership, GJR Management Holdings, L.P. and Private Mini Storage, Inc.; (ii) Support Party Agreement dated December 30, 1997 among AMERCO, Private Mini Storage Realty, L.P., in favor of The Chase Manhattan Bank as Administrative Agent for the Lenders identified therein; and (iii) Non-Exoneration Agreement dated as of March 3, 2003 made by AMERCO in favor of JP Morgan Chase Bank as Administrative Agent for the benefit of the lenders identified therein (collectively, the "Support Loan Documents"). Lender and Borrower agree that all of the Support Loan Documents are hereby consolidated and merged into this Note, and are hereby terminated and extinguished in their entirety, and that this Note represents the entire agreement between Lender and Borrower with respect to all of the indebtedness evidenced hereby.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

              Borrower:
                                    PRIVATE MINI STORAGE REALTY, L.P.,
                                    a Texas limited partnership

                                    By: Storage Realty L.L.C., a Texas limited liability company

                                    BY: ________________
                                    Name: ____________
                                    Title: _______________